Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Third Quarter and Nine-Month 2015 Results

WEST MELBOURNE, Florida -- November 4, 2015 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the third quarter and nine months ended September 30, 2015.

For the quarter ended September 30, 2015, sales totaled approximately $7.6 million, compared with $8.7 million for the third quarter last year.  Net income for the quarter ended September 30, 2015 was approximately $212,000, or $0.02 per basic and diluted share, compared with approximately $656,000, or $0.05 per basic and diluted share, for the same quarter last year.

Gross profit margin for the third quarter 2015 improved to 45.8% of sales, compared with 43.7% for the same quarter last year and 36.2% for the preceding quarter.  Selling, general and administrative expenses totaled approximately $3.2 million (41.9% of sales) for the third quarter 2015, compared with $2.8 million (31.8% of sales) for the third quarter last year.

The Company had approximately $27.0 million in working capital as of September 30, 2015, of which $12.1 million was comprised of cash and trade receivables.  This compares with working capital of $28.9 million as of December 31, 2014, of which $14.6 million was comprised of cash and trade receivables. The Company had no balance outstanding under its revolving credit facility at September 30, 2015.

RELM President and Chief Executive Officer David Storey commented, “While we continued to experience general softness in the federal, state and local government markets through most of the third quarter, the quarter ended with an announced landmark win when we received awards totaling $26.2 million from the U.S. Department of Homeland Security Transportation Security Administration.   Approximately $15.5 million, or almost 60% of the total amount, is specified in delivery orders.  The precise timing for fulfilling these orders has not yet been determined as several logistical variables are addressed.  Accordingly, the impact to sales revenue in any particular quarter is uncertain. We anticipate, however, that shipments will commence during the first quarter of 2016.  The remaining $10.7 million is for four option years, which we believe will be fully exercised moving forward.  Our team is excited and ready to impress the TSA user base with world-class products and service.  Beyond the obvious benefits of such a substantial award, this is a high-profile opportunity for RELM to more widely cement its reputation as a preferred alternative to the market leader; a company that offers unsurpassed quality, reliability and value.”

Mr. Storey continued, “Operationally for the quarter, better efficiencies and costs drove a near-10% improvement in gross profit margins from the preceding quarter.  We also strengthened our sales and engineering team with key talent to better execute our growth objectives and capitalize on our growing sales prospects.  Additionally, during the quarter we invested approximately $2.7 million to purchase approximately 1.6 million shares of the common stock of Iteris (NYSE MKT: ITI).  This investment is recognized on our balance sheet as of September 30, 2015, including a net unrealized gain after taxes totaling approximately $700,000.  We are presently evaluating alternatives with regard to this investment.”

For the nine months ended September 30, 2015, sales totaled approximately $22.8 million compared with $25.6 million for the same period last year.  Net income for the nine months ended September 30, 2015 totaled approximately $829,000, or $0.06 per basic and diluted share, compared with $1.8 million, or $0.13 per basic and diluted share, for the same period last year.

Gross profit margins for the nine months ended September 30, 2015 were 42.0% of sales, versus 42.3% of sales for the same period last year.  Selling, general and administrative expenses for the nine months ended September 30, 2015 totaled approximately $8.4 million compared with approximately $8.1 million for the same period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday November 5, 2015.  Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on November 5, 2015.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until August 13, 2015, by dialing 877-660-6853 (international/local participants dial 201-612-7415) and entering the conference ID# 13624052.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for almost 70 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
	9/30/2015	9/30/2014	9/30/2015	9/30/2014

Sales, net	$7,606	$8,670	$22,773	$25,552

Expenses:
Cost of products	4,120	4,881	13,217	14,739
Selling, general and administrative expenses	3,186	2,756	8,407	8,141
Total expenses	7,306	7,637	21,624	22,880

Operating income	300	1,033	1,149	2,672

Other (expense) income:
Net interest income	1	0	1	1
Other (expense) income	(4)	3	37	(7)

Income before income taxes	297	1,036	1,187	2,666

Income tax expense	(85)	(380)	(358)	(864)

Net income	$212	$656	$829	$1,802

Net earnings (loss) per share - basic	$0.02	$0.05	$0.06	$0.13
Net earnings (loss) per share - diluted	$0.02	$0.05	$0.06	$0.13

Weighted average common shares outstanding, basic	13,718	13,656	13,699	13,642
Weighted average common shares outstanding, diluted	13,794	13,782	13,858	13,742

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data) (Unaudited)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash & cash equivalents	$7,856	$11,363
Trade accounts receivable, net	4,216	3,266
Inventories, net	13,834	12,112
Deferred tax assets, net	3,310	3,743
Prepaid expenses & other current assets	2,569	1,921
Total current assets	31,785	32,405

Property, plant and equipment, net	1,771	1,282
Available-for-sale securities	3,893	-
Deferred tax assets, net	1,937	2,290
Capitalized software, net	445	753
Other assets	234	256

Total assets	$40,065	$36,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,602	$1,403
Accrued compensation and related taxes	1,381	1,246
Accrued warranty expense	517	384
Accrued other expenses and other current liabilities	191	217
Deferred revenue	132	291
Total current liabilities	4,823	3,541

Deferred revenue	371	212

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,718,396 and 13,665,087 issued and outstanding shares
at September 30, 2015 and December 31, 2014, respectively.	8,231	8,199
Additional paid-in capital	24,893	24,816
Accumulated earnings	1,047	218
Unrealized gain on investment securities	700	-
Total stockholders' equity	34,871	33,233

Total liabilities and stockholders' equity	$40,065	$36,986